Exhibit 10.23

LEASE

ONE MAIN PLACE PORTLAND—OREGON, INC., A MARYLAND CORPORATION

Landlord,

and

SCHRÖDINGER, INC., A DELAWARE CORPORATION

Tenant

TABLE OF CONTENTS

1.	USE AND RESTRICTIONS ON USE	7

2.	TERM	8

3.	RENT	9

4.	RENT ADJUSTMENTS	10

5.	SECURITY DEPOSIT	12

6.	ALTERATIONS	12

7.	REPAIR	13

8.	LIENS	14

9.	ASSIGNMENT AND SUBLETTING	14

10.	INDEMNIFICATION	17

11.	INSURANCE	17

12.	WAIVER OF SUBROGATION	18

13.	SERVICES AND UTILITIES	18

14.	HOLDING OVER	19

15.	SUBORDINATION	20

16.	RULES AND REGULATIONS	20

17.	REENTRY BY LANDLORD	20

18.	DEFAULT	21

19.	REMEDIES	22

20.	TENANT’S BANKRUPTCY OR INSOLVENCY	26

21.	QUIET ENJOYMENT	27

22.	CASUALTY	27

23.	EMINENT DOMAIN	28

24.	SALE BY LANDLORD	28

25.	ESTOPPEL CERTIFICATES	29

26.	SURRENDER OF PREMISES	29

27.	NOTICES	30

28.	TAXES PAYABLE BY TENANT	30

29.	RELOCATION OF TENANT	31

30.	PARKING	31

31.	DEFINED TERMS AND HEADINGS	33

32.	TENANT’S AUTHORITY	33

33.	FINANCIAL STATEMENTS AND CREDIT REPORTS	34

34.	COMMISSIONS	34

35.	TIME AND APPLICABLE LAW	34

36.	SUCCESSORS AND ASSIGNS	34

37.	ENTIRE AGREEMENT	34

38.	EXAMINATION NOT OPTION	34

39.	RECORDATION	34

40.	LIMITATION OF LANDLORD’S LIABILITY	34

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT B-1 INITIAL ALTERATIONS SPACE PLAN – EXPANSION PREMISES

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – OPTION TO RENEW

EXHIBIT F – RIGHT OF FIRST OFFER

GROSS (BY) OFFICE LEASE

REFERENCE PAGES

BUILDING:	ONE MAIN PLACE

LANDLORD:	One Main Place Portland—Oregon, Inc., a Maryland corporation

LANDLORD’S ADDRESS:	C/O: RREEF Management Company 101 SW Main Street, Suite 360 Portland, OR 97204

ADDRESS FOR RENT PAYMENT:	One Main Place Portland-Oregon, Inc. Dept. #2104 PO Box 96000 San Francisco, CA 94139

LEASE REFERENCE DATE:	July 30, 2008

TENANT:	Schrödinger, Inc., a Delaware corporation

TENANT’S NOTICE ADDRESS:	101 SW Main Street, Suite 1300 Portland, OR 97204

PREMISES ADDRESS:	101 SW Main Street, Suite 1300 Portland, OR 97204

PREMISES RENTABLE AREA:	Approximately 16,554 rentable sq. ft. (for outline of Premises see Exhibit A)

SCHEDULED COMMENCEMENT DATE:	November 1, 2008

TERM OF LEASE:	Approximately Seven (7) years, and Zero (0) months beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	October 31, 2015

ANNUAL RENT and MONTHLY INSTALLMENT

OF RENT(Article 3):

Period		Rentable Square Footage	Annual Rent	Monthly Installment of Rent
from	through
11/1/2008	2/28/2009	16,554	$260,465.52	$21,705.44
3/1/2009	7/31/2009	16,554	$390,876.00	$32,573.00
8/1/2009	8/31/2009	16,554	$397,392.00	$33,116.00
9/1/2009	9/30/2009	16,554	$400,488.00	$33,374 00
10/1/2009	10/31/2009	16,554	$401,112.00	$33,426.00

11/1/2009	7/31/2010	16,554	$406,032.00	$33,836.00
8/1/2010	8/31/2010	16,554	$442,848.00	$36,904.00
9/1/2010	10/31/2010	16,554	$460,368.00	$38,364.00
11/1/2010	10/31/2011	16,554	$474,180.00	$39,515.00
11/1/2011	10/31/2012	16,554	$488,400.00	$40,700.00
11/1/2012	10/31/2013	16,554	$503,052.00	$41,921.00
11/1/2013	10131/2014	16,554	$518,148.00	$43,179.00
11/1/2014	10/31/2015	16,554	$533,688.00	$44,474.00

BASE YEAR (EXPENSES):	Expenses for 2009

BASE YEAR (INSURANCE):	Insurance for 2009

BASE YEAR (TAXES):	Taxes for 2009

TENANT’S PROPORTIONATE SHARE:	Tenants proportionate share of Expenses 5.253% Tenants proportionate share of Insurance 5.253% Tenants proportionate share of Taxes 5.253%

SECURITY DEPOSIT:	$99,300.45 (on account from previous Lease dated April 12, 2005 and Second Amendment to Lease dated May 31, 2006)

ASSIGNMENT/SUBLETTING FEE:	$2,000.00

AFTER-HOURS HVAC COST:	$75.00 per hour, subject to change at any time

PARKING	Tenant shall have the right to thirteen (13) unreserved parking passes at the prevailing monthly rental during the term of the Lease. Tenant shall pay all costs associated with parking. (See Article 30 on parking.)

REAL ESTATE BROKER DUE COMMISSION:	Pacific Real Estate Partners and Apex Real Estate Partners

TENANT’S SIC CODE:	7373

BUILDING BUSINESS HOURS:	7:00am to 6:00pm Monday thru Friday 8:00am to 1:00pm Saturday

AMORTIZATION RATE:	N/A

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through F, all of which are made a part of this Lease.

LANDLORD:		TENANT:

One Main Place Portland – Oregon, Inc., a Maryland corporation		Schrödinger, Inc., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ David Kotansky	By:	/s/ Ramy Farid, Ph.D.
Name: David Kotansky		Name: Ramy Farid, Ph.D.
Title: Regional Director		Title: President
Dated: 8/6/2008		Dated: 8/5/2008

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for general office purposes. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 28) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Expansion Premises; (herein after referred to as 4,830 rentable square feet and as outlined on Exhibit A) to Tenant, and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Expansion Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Expansion Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Expansion Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent for the Expansion Premises until the time when Landlord can, after notice to Tenant, deliver possession of the Expansion Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Expansion Premises within one hundred twenty (120) days after the Scheduled Commencement Date (other than as a result of strikes, shortages only of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Expansion Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. ln addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include Taxes, Insurance Costs, depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.1.4 Insurance Costs: Any and all insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof.

4.2 If in any Lease Year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), and/or (iii) Insurance Costs paid or incurred by Landlord in any Lease Year shall exceed the amount of such Insurance Costs which became due and payable in the Base Year (Insurance), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share of each such excess amount.

4.3 The annual determination of Expenses and Insurance Costs shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses and Insurance Costs within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses, Insurance Costs and/or Taxes under Section 4.1.4, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses, Insurance Costs and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes and/or Insurance Costs in any Lease Year being less than Expenses and/or Taxes and/or Insurance Costs in the Base Year (Expenses and/or Taxes and/or Insurance).

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses, Insurance Costs and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to one hundred percent (100%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (t) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which docs not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment. Notwithstanding the foregoing provisions of this Article to the contrary, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises to an Affiliate of Tenant without the prior consent of Landlord, if all of the following conditions are first satisfied: (1) Tenant shall not then be in default under this Lease; (2) a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord; (3) the Premises shall continue to be operated solely for the use specified in the Reference Page or other use acceptable to Landlord in its sole discretion; and (4) Tenant shall pay all costs reasonably incurred by Landlord in connection with such assignment or subletting, including without limitation attorneys’ fees; and (5) such Affiliate shall have assets sufficient to meet its financial obligations under this Lease, and a credit rating as reported by a national business credit bureau (e.g. Dunn & Bradstreet) that is at least as good as that of Tenant at the time of transfer. Tenant acknowledges, and, at Landlord’s request, at the time of such assignment or subletting shall confirm that in each instance Tenant shall remain liable for performance of the terms and conditions of the Lease despite such assignment or subletting. As used herein, the term “Affiliate” shall mean an entity which (i) directly or indirectly controls Tenant, or (ii) is under the direct or indirect control of Tenant, or (iii) is under common direct or indirect control of Tenant. Control shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity, or if ownership is less that fifty-one percent (51%), the power to direct the operations of such controlled entity.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limits of at least $1,000,000.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1 Provided Tenant shall not be in default under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord’s judgment for the use and occupation of the Premises during Building Business Hours; (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within five (5) days of Landlord’s demand, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Alternatively, Landlord may elect to include electricity costs in Expenses. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.

13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within five (5) days of Landlord’s demand.

13.4 Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount or such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within five (5) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

13.5 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Landlord’s shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be Two Hundred Percent(200%) or the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2 Upon the occurrence of an Event of Default, Landlord may(but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

19.4 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.7 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. Upon the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.7 at public or private sale upon five (5) days’ notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.

19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.9 If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 4; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications);(c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. RELOCATION OF TENANT. Landlord, at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of moving Tenant’s furniture and equipment to the relocated premises. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that revised Reference Pages and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises.

30. PARKING.

30.1 During the initial Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking passes as set forth on the Reference Page of this Lease. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:

30.1.1 Tenant shall pay to Landlord, or Landlord’s designated parking operator, the Building’s prevailing monthly parking charges, without deduction or offset, on the first day of each month during the Term of this Lease. Landlord will notify Tenant upon not less than thirty (30) days’ notice of any increases in the monthly parking charges prior to billing Tenant any increases. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant.

30.1.2 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

30.1.3 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.

30.1.4 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.

30.1.5 Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant and shall not pass to any assignee or sublessee without the express written consent of Landlord. Such consent is at the sole discretion of the Landlord.

30.1.6 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. In addition, Landlord shall have the right to cancel Tenant’s right to use the Parking Facility pursuant to this Article upon ten (10) days’ written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses, Insurance Costs or Taxes) and subject to Landlord’s reasonable discretion.

32. TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 4, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

40. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:		TENANT:

One Main Place Portland – Oregon, Inc., a Maryland corporation		Schrödinger, Inc., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ David Kotansky	By:	Ramy Farid, Ph.D.
Name: David Kotansky		Name: Ramy Farid, Ph.D.
Title: Regional Director		Title: President
Dated: 8/6/2008		Dated: 8/5/2008

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of July 30, 2008 between

One Main Place Portland – Oregon, Inc., a Maryland corporation, as Landlord and

Schrödinger, Inc., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT A-1 – SITE PLAN

attached to and made a part of Lease bearing the

Lease Reference Date of July 30, 2008 between

One Main Place Portland – Oregon, Inc., a Maryland corporation, as Landlord and

Schrödinger, Inc., a Delaware corporation, as Tenant

Exhibit A-I is intended only to show the general location of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-2

EXHIBIT B — INITIAL ALTERATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of July 30, 2008 between

One Main Place Portland – Oregon, Inc., a Maryland corporation, as Landlord and

Schrödinger, Inc., a Delaware corporation, as Tenant

Landlord, at Landlord’s sole cost and expense shall provide the following:

Existing Premises Consisting of approximately 11,724 square feet

1.	New building standard carpet in area currently carpeted. Tenant shall be responsible for moving all furniture and equipment in order for Landlord to install the carpet.

2.

Paint with one coat building standard paint. Tenant shall be responsible for removal of any artwork or any other items on the walls and shall move furniture and equipment away from walls in order for Landlord to paint.

3.	New building standard window shade on all exterior windows.

The installation of new building standard carpet, paint, and blinds to the existing Premises shall be scheduled and completed no later than December 31, 2008. Tenant shall cooperate with Landlord to ensure that the work is completed on time.

The completion date of the new blinds, carpet and paint shall not be a trigger for the Scheduled Commencement Date as outlined in Article 2.

Landlord, at Landlord’s sole cost and expense shall also provide the opening of walls for Existing Premises to Expansion Premises as shown on attached Exhibit B-1.

Expansion Premises Consisting of approximately 4,830 square feet

Landlord shall provide a turnkey office build out pursuant to Exhibit B-1 floor plan, using building standard material and workmanship .

Tenant, at Tenants sole cost and expense, shall be responsible for the buildout of any computer room or data/voice cabling in the Expansion Premises and any additional improvements to the Existing Premises other than new carpet, paint, and blinds, as mentioned above.

Other than the work described above, Tenant shall accept the premises in its as-is condition and Landlord shall have no obligation to perform any other tenant improvement work at the premises.

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B-1

EXHIBIT B-1 – INITIAL ALTERATIONS SPACE PLAN – EXPANSION PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of July 30, 2008 between

One Main Place Portland – Oregon, Inc., a Maryland corporation, as Landlord and

Schrödinger, Inc., a Delaware corporation, as Tenant

13th FLOOR

MODIFY EXISTING OFFICE
NEW OFFICE
DEMO WALL TO CONNECT SUITES
NEW LARGE CONFERENCE ROOM
EXISTING DOOR AND RELITE TO REMAIN BLINDS TO BE ADDED.
STORAGE
TELE/ELEC
ELEVATORS
VEST
WOMEN'S TOILET
MECHANICAL
STAIR
EXIST EXIT
DEMO WALL TO CONNECT SUITES
SCHRODINGER EXPANSION
Main Street
First Avenue

B-2

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the

Lease Reference Date of July 30, 2008 between

One Main Place Portland – Oregon, Inc., a Maryland corporation, as Landlord and

Schrödinger, Inc., a Delaware corporation, as Tenant

C-1

EXHIBIT D – RULES AND REGULATION S

attached to and made a part of Lease bearing the

Lease Reference Date of July 30, 2008 between

One Main Place Portland – Oregon, Inc., a Maryland corporation, as Landlord and

Schrödinger, Inc., a Delaware corporation, as Tenant

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for Tenant’s directory listing.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord Tenant will comply with any and all recycling procedures designated by Landlord.

8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.

10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord.

11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.

14. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

21. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

22. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

24. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

25. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT E – OPTION TO RENEW

attached to and made a part of Lease bearing the

Lease Reference Date of July 30, 2008 between

One Main Place Portland – Oregon, Inc., a Maryland corporation, as Landlord and

Schrödinger, Inc., a Delaware corporation, as Tenant

Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) successive option to renew this Lease for a term of five (5) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

a. If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred and seventy (270) days prior to the expiration of the then current term of the Lease but no later than the date which is one hundred and eighty (180) days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

b. The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than ten (10) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.

c. This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

d. As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to extend the term of the Lease.

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E-1

EXHIBIT F – RIGHT OF FIRST OFFER

attached to and made a part of Lease bearing the

Lease Reference Date of July 30, 2008 between

One Main Place Portland – Oregon, Inc., a Maryland corporation, as Landlord and

Schrödinger, Inc., a Delaware corporation, as Tenant

Subject to the prior rights of other Tenant’s in the Building and provided Tenant is not then in default under the terms, covenants and conditions of the Lease, Tenant shall have a right of first offer on space that becomes vacant during the term on the 12th floor, and in an event that Landlord multi-tenant’s the 14th floor, on the 14th floor (for clarity, Tenant shall not have a right of first offer with respect to Landlord’s current efforts to lease the 14th and 15th floor to a single tenant). In the event that such space does become available (Future Expansion Premises), Landlord shall give written notice to Tenant of the availability of the Future Expansion Space and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of five (5) days in which to exercise Tenant’s right to lease the Future Expansion Premises pursuant to the terms and conditions contained in Landlord’s notice, failing which Landlord may lease the Future Expansion Premises to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to the Future Expansion Premises. If Tenant exercises an expansion option hereunder, effective as of the date Landlord delivers the Future Expansion Premises (the “Delivery Date”), the Future Expansion Premises shall automatically be included within the Premises and subject to all the terms and conditions of the Lease, except as set forth in Landlord’s notice and as follows:

a. Tenant’s Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the Future Expansion Premises.

b. Unless otherwise agreed to in writing, the Future Expansion Premises shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Future Expansion Premises or grant Tenant any improvement allowance thereon.

c. If requested by Landlord, Tenant shall, prior to the beginning of the term for the Future Expansion Premises, execute a written memorandum confirming the inclusion of the Future Expansion Premises and the Annual Rent for the Future Expansion Premises.

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F-1

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (this “First Amendment’’) is made and entered into by and between KBSII ONE MAIN PLACE, LLC, a Delaware limited liability company (“Landlord”), and SCHRODINGER, INC., a Delaware corporation (“Tenant”), and shall be effective for all purposes as of the date that Landlord executes this First Amendment as set forth on the signature page below (the “Effective Date”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Office Lease whose reference date is July 30, 2008 as originally entered into by and between LAFP Portland, Inc. (“Original Landlord”) and Tenant (the “ Lease”), pursuant to which Tenant leases from Landlord certain premises designated as Suite 1300, containing 16,554 rentable square feet (the “Premises”) in that certain building commonly referred to as One Main Place and located at 101 SW Main Street, Portland, Oregon 97204 (the “Building”): and

WHEREAS, Landlord has succeeded to all the rights and interests of the Original Landlord in and to the “Landlord’s” interest under the Lease; and

WHEREAS, Tenant’s lease of Suite 1300 is scheduled to expire on October 31, 2015; and

WHEREAS, Landlord and Tenant desire to extend the Term of the Lease and amend the Lease as more particularly described hereinbelow;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained herein and in the Lease, the receipt and sufficiency of which are hereby acknowledged, the Lease is hereby amended as follows:

1.	Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this First Amendment.

2.

Extension of Term. Landlord and Tenant hereby agree to extend the Term of the Lease for that period commencing on November 1, 2015 (the “Extension Term Commencement Date”) and continuing through and expiring on December 31, 2020 (the “Extension Term”), upon and subject to all of the existing terms of the Lease, except as otherwise hereinafter provided.

3.

Annual Rent. Tenant shall continue to pay Annual Rent in accordance with the terms and conditions of the Lease; provided, however, commencing on January I, 2015 and continuing throughout the remainder of the Extension Term, expiring on December 31, 2020, Tenant shall pay Annual Rent and Monthly Installments of Rent for the Premises as set forth below:

1

Period	Annual Base Rent Rate (per rsf per annum)	Monthly Base Rent
January 1, 2015 - December 31, 2015*	$29.50	$40,695.25
January 1, 2016 - December 31, 2016	$30.39	$41,923.00
January 1, 2017 - December 31, 2017	$31.30	$43,178.35
January 1, 2018 - December 31, 2018	$32.24	$44,475.08
January 1, 2019 - December 31, 2019	$33.20	$45,799.40
January 1, 2020 - December 31, 2020	$34.20	$47,178.90

*	The months of January and February of 2015 shall be abated unless Tenant elects to apply the two (2) months rent to Tenant Improvements as more particularly set forth in Exhibit A attached hereto.

4.

Expenses, Taxes and Insurance Costs. Tenant shall continue to pay Expenses, Taxes and Insurance Costs for the Premises in accordance with all the terms and provisions of the Lease applicable thereto; provided, however, that commencing on January 1, 2015, the Base Year for Expenses, the Base Year for Taxes and the Base Year for Insurance shall each be the calendar year 2015. Notwithstanding the foresaid, Tenant shall not be obligated to pay for Controllable Operating Costs in any year to the extent they have increased by more than five percent (5%) per annum, compounded annually on a cumulative basis from the first calendar year during the Extension Term. For purposes of this Lease, Controllable Operating Costs shall mean all Expenses except for wages and salaries affected by the minimum wage, utility costs and all costs and expenses for snow and ice removal for the Building. Controllable Operating Costs shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Costs shall be determined on Expenses as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

5.

Condition of Premises. Notwithstanding anything in the Lease to the contrary, as of the Effective Date, Landlord has heretofore delivered the Premises to Tenant, and Tenant has and hereby accepts the Premises in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Premises at any time through the expiration of the Extension Term; provided, however, that so long as the Lease is in full force and effect, then Landlord agrees to provide Tenant with an allowance in an amount up to (but not to exceed) $637,329.00 (equal to $38.50 per rentable square foot in the Premises) (the “Landlord’s Construction Allowance”) for the construction of certain Tenant Improvements (as defined in Exhibit A) in the Premises, to be performed by Tenant in accordance with and subject to the terms and provisions of Exhibit A attached hereto and incorporated herein for all purposes. Other than the Tenant Improvements described in Exhibit A hereto, Tenant acknowledges and agrees that any and all improvements or allowances required to be performed or provided by Landlord in the Lease (other than repair and compliance obligations generally required to be performed by Landlord under the Lease), if any, have been performed or satisfied.

6.

Renewal Option. Tenant shall have one (1) option to renew the Lease Term for a period of five (5) years beyond the expiration of the Extension Term in accordance with and subject to the terms and provisions of the renewal option more particularly set out in Addendum One attached hereto.

2

7.

Right of First Refusal. Subject to the rights of existing tenants, Tenant shall have a one (1) time right of first refusal on available space on the 12th or 14th floor of the Building as more particularly set out on Addendum Two attached hereto.

8.

No Preferential Rights or Options. Except for the Renewal Option and Right of First Refusal set forth in Addendum One and in Addendum Two of this First Amendment and, notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant stipulate and agree that Tenant has no preferential rights or options under the Lease, as herein amended, such as any rights of renewal, expansion, reduction, refusal, offer, purchase, termination, relocation or any other such preferential rights or options, such rights originally set forth in Exhibits E and F of the Lease, being hereby null and void in their entirety and of no further force or effect.

9.

Temporary Space. During the construction of the Tenant Improvements in the Premises in accordance with Exhibit A attached hereto, in the event such construction materially interferes with Tenant’s use of the Premises, Tenant shall be entitled to request from Landlord up to 7,500 rsf of space in the Building to occupy temporarily during such construction time (“Temporary Space”). In the event Tenant requests such Temporary Space from Landlord, Landlord shall determine, in its sole and absolute discretion, whether any Temporary Space is then, and will remain during the construction of the Tenant Improvements, available and unencumbered by rights of other tenants. In the event Landlord determines that Temporary Space is available for Tenant’s occupancy, such Temporary Space will be delivered to Tenant in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation whatsoever to refurbish or otherwise improve such Temporary Space for Tenant’s temporary occupancy. Tenant’s temporary occupancy of the Temporary Space shall be subject to all of the terms and provisions of the Lease, as amended hereby, such that all references to the “Premises” in the Lease shall also refer to the Temporary Space for the duration of Tenant’s occupancy (which will require, among other things, that Tenant provide Landlord with copies of certificates of insurance, complying in all respects with the terms of the Lease applicable to the Temporary Space prior to entering the Temporary Space), except that Tenant shall not be obligated to pay Base Rent for the Temporary Space during such occupancy (it being understood that Tenant will remain obligated to pay Base Rent for the Premises during Tenant’s occupancy of the Temporary Space in accordance with the terms of the Lease, as amended by this First Amendment). Tenant shall pay all costs associated with Tenant’s temporary relocation to and from the Temporary Space, including, without limitation, the costs of moving any of Tenant’s furniture and equipment. In the event Tenant occupies the Temporary Space pursuant to this Section 9, Tenant shall vacate the Temporary Space on the earlier to occur of Substantial Completion of the Tenant Improvements (as defined in Exhibit A hereto), or the date when such construction of the Tenant Improvements no longer materially interferes with Tenant’s use of the Premises, and Tenant shall leave the Temporary Space in the same or similar condition as when received, reasonable wear and tear excepted.

10.

Security Deposit. Tenant has heretofore delivered to Landlord the sum of $99,300.45 as the Security Deposit pursuant to the terms of the Lease. Landlord shall return $52,121.55 of the currently held Security Deposit to Tenant within thirty (30) days of the Effective Dale of this First Amendment and the balance of $47,178.90 shall be retained by Landlord as the Security Deposit.

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11.

Brokers. Tenant warrants that it has had no dealings with any broker or agent, other than CBRE, Inc. and Apex Real Estate Partners (collectively, the “Broker”), in connection with the negotiation or execution of this First Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses, or liability for commissions or other compensations or charges claimed by any broker or agent, other than Broker, claiming to have represented Tenant with respect to this First Amendment. Landlord shall pay Broker a commission pursuant to a separate agreement. Further, Landlord shall indemnify and hold harmless Tenant from and against any and all costs, expenses, or liability for commissions or other compensation or charges claimed by any broker or agent, other than the Broker, claiming to have represented Landlord with respect to this First Amendment.

12.

Landlord’s Address. Effective immediately, Landlord’s notice address is KBSII One Main Place, LLC, c/o NAI Norris, Beggs & Simpson, 121 SW Morrison, Suite 200, Portland, Oregon 97204, with a copy to KBS Capital Advisors, LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California, 92660, Attn: Mark Brecheen, Senior Vice President. All payments payable under this Lease shall be sent to Landlord at the following address: KBSII One Main Place, LLC, #7955 c/o NAI Norris, Beggs & Simpson, P.O. Box 2580, Portland, Oregon 97208-2580.

13.	Additional Modifications. Landlord and Tenant hereby agree to the following additional changes to the Lease:

(a) The last sentence of Section 9.1 of the Lease shall be deleted in its entirety, and replaced with the following:

“In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee, and Landlord agrees to notify Tenant of its decision to grant or deny its consent thereto within thirty (30) days after Tenant’s notice thereof, and if Landlord does not respond to Tenant within such thirty (30) day period, including by way of a notice of recapture as provided in Section 9.3 below, then Tenant shall provide Landlord with a notice which shall contain in the heading, in at least 16 point font, the words “FINAL NOTICE—FAILURE TO OBJECT SHALL CONSTITUTE DEEMED APPROVAL OF THE ASSIGNMENT OR SUBLEASE” (the “Response Notice”). If Landlord does not object in writing to the proposed assignment or sublease, within five (5) business days following Landlord’s actual receipt of the Response Notice, then such assignment or sublease shall be deemed approved by Landlord.”

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(b) Article 12 of the Lease shall be deleted in its entirety and replaced with the following:

“12. WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss to such party’s property by fire or other casualty which would be covered by an extended coverage “All Risks” insurance policy covering such property on a full replacement cost basis. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.”

(c) The last sentence of Section 19.4 of the Lease shall be deleted in its entirety and replaced with the following:

“TENANT EXPRESSLY WAIVES ANY RIGHT TO SERVICES OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE AND LANDLORD AND TENANT HEREBY EACH WAIVE THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO THIS LEASE AND MATTERS RELATING TO THE PREMISES.”

(d) Notwithstanding anything in Section 26.2 of the Lease to the contrary, Landlord hereby agrees that (i) under no circumstances shall Tenant be required to remove any Alterations installed in the Premises prior to the Extension Term Commencement Date or make any restoration with respect thereto, except the Tenant shall perform those Suite 1300 server room restoration items as set forth on Exhibit B hereto; and (ii) under no circumstances shall Tenant be required to remove any Alterations installed in the Premises after the Extension Term Commencement Date or make any restoration with respect thereto unless at the time Landlord approves plans for any such Alterations Landlord notifies Tenant, in writing, of those Alterations that are “Specialty Alterations” (as hereinafter defined) and states that such Specialty Alterations must be removed at the expiration of the term of the Lease. For the purposes hereof, the term “Specialty Alterations” shall mean those Alterations that are not customary office type installations and which cost materially more to demolish than do customary type office installations such as: internal staircases; vaults and private showers. Under no circumstances shall Tenant be required to remove any Alterations installed after the Extension Term Commencement Date which are not also Specialty Alterations.

(e) Tenant shall continue to have the same parking rights during the Extension Term as Tenant had immediately preceding the start of such Extension Term, and same shall be upon the same terms for such parking as existed prior to the start of such Extension Term.

14.

Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control.

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15.

Counterparts/Facsimiles. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange telefaxed or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.

[SIGNATURE PAGE TO FOLLOW]

6

SIGNATURE PAGE TO FIRST AMENDMENT TO OFFICE LEASE

BY AND BETWEEN KBSII ONE MAIN PLACE, LLC, AS LANDLORD,

AND SCHRODINGER, INC., AS TENANT

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed, effective as of the Effective Date set forth herein.

LANDLORD:

KBSII ONE MAIN PLACE, LLC,

a Delaware limited liability company

By:	KBS Capital Advisors LLC,
a Delaware limited liability company, its authorized agent

	By:	/s/ Mark Brecheen
Mark Brecheen, Senior Vice President

Date: 10-27, 2014

TENANT:

SCHRODINGER, INC., a Delaware corporation

By:	/s/ Murco Ringnalda

Name:	Murco Ringnalda

Title:	CFO

Date: October 21, 2014

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EXHIBIT A

WORK LETTER (ALLOWANCE)

THIS WORK LETTER is attached as Exhibit A to the First Amendment to Office Lease between KBSII ONE MAIN PLACE, LLC, as Landlord, and SCHRODINGER, INC., as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a) Tenant Improvements. The leasehold improvements to be constructed by Tenant (the “Tenant Improvements”), at Tenant’s sole cost and expense (except for the Landlord’s Construction Allowance, as specified in Paragraph 5 of this First Amendment), shall be constructed in accordance with the Final Plans to be submitted by Tenant and reviewed and approved by Landlord in accordance with the provisions of Paragraph (b) of this Exhibit A.

Landlord shall have no obligation to construct or to pay for the construction of the Tenant Improvements. However, Landlord agrees to contribute toward the cost of construction of the Tenant Improvements the cash sum of up to the Landlord’s Construction Allowance (as defined in Paragraph 5 of this First Amendment). Notwithstanding anything in this First Amendment or in this Work Letter to the contrary, Landlord’s Construction Allowance shall be used only for the construction of the Tenant Improvements, and if construction of the Tenant Improvements is not completed within eighteen (18) months following the Effective Date of this First Amendment (the “Construction Termination Date”), then Landlord’s obligation to provide the Landlord’s Construction Allowance shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Landlord’s Construction Allowance. The Landlord’s Construction Allowance will be reduced by any consulting or architectural fees incurred by Landlord (but limited as set forth herein). The construction costs that may be reimbursed from the Landlord’s Construction Allowance shall include only the following: costs of labor, equipment, supplies and materials furnished for construction of the Tenant Improvements; governmental fees and charges for required permits, plan checks, and inspections for the Tenant Improvements; charges of Tenant’s design professionals; and charges of Landlord’s design professionals for review of plans and monitoring of construction or installation of the Tenant Improvements. No other costs, fees or expenses of the Tenant Improvements shall be reimbursable out of the Landlord’s Construction Allowance.

Landlord’s payment of the Landlord’s Construction Allowance, or such portion thereof as Tenant may be entitled to, shall be made within thirty (30) days after each and all of the following conditions shall have been satisfied: (i) the Tenant Improvements shall have been completed in accordance with the Final Plans (as hereinafter defined); (ii) Tenant shall have delivered to Landlord satisfactory evidence that all mechanics’ lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of the Tenant Improvements have been unconditionally waived, released, or extinguished; (iii) Tenant shall have delivered to Landlord paid receipts or other written evidence satisfactorily substantiating the actual amount of the construction costs of the Tenant Improvements; (iv) Tenant shall have delivered to Landlord a final certificate of occupancy for the Premises; and (v) Tenant shall not then be in default of any of the provisions of the Lease, and if Tenant is in default, then once such default is cured, the Landlord’s Construction Allowance being withheld shall be released. If the actual cost of the Tenant Improvements is less than the Landlord’s Construction Allowance, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Tenant Improvements and Landlord’s Construction Allowance.

Exhibit A - 1

(b) Space Planner. Tenant has retained and Landlord has approved GBD Architects as space planner (the “Space Planner”) and the Space Planner has prepared certain plans, drawings and specifications (the “Temporary Plans”) for the construction of the Tenant Improvements to be installed in the Premises by R&H Construction as general contractor (the “General Contractor”) pursuant to this Work Letter. Landlord shall have five (5) business days after its receipt of the proposed Temporary Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Landlord fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then Tenant shall provide Landlord with a notice which shall contain in the heading, in at least 16 point font, the words “FINAL NOTICE—FAILURE TO OBJECT SHALL CONSTITUTE DEEMED APPROVAL OF THE PROPOSED TEMPORARY PLANS” (the “Temporary Plans Notice”). If Landlord does not object in writing to the proposed Temporary Plans, or any element or aspect thereof, within five (5) business days following Landlord’s actual receipt of the Temporary Plans Notice, then such Temporary Plans or the portions thereof not objected to by Landlord shall be deemed approved by Landlord. Tenant shall have five (5) business days following its receipt of Landlord’s comments and objections to redraw the proposed Temporary Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within five (5) business days of Landlord’s receipt of such revised plans. Such process shall be repeated until approval by Landlord of the proposed Temporary Plans has been obtained. The approved Temporary Plans shall be thereafter known as the “Final Plans”. The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises. The improvements shown in the Final Plans shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances. Tenant, using the Space Planner, shall prepare or cause to be prepared and submitted the Final Plans, concurrently, and in each case by receipted courier or delivery service, to Landlord’s construction representative, _________________________, ______________________________, _________________________ (“Landlord’s Construction Representative”), and Landlord’s offices at ______________________________, _________________________, for Landlord’s review and approval, which shall be consistent with the description of the Tenant Improvements set forth in the Temporary Plans.

(c) Each set of proposed Final Plans furnished by Tenant shall include at least two (2) sets of prints. The Final Plans shall be compatible with the design, construction, and equipment of the Building, and shall be capable of logical measurement and construction. Unless Landlord shall otherwise agree in writing, the Final Plans shall be signed/stamped by the Space Planner, and shall include (to the extent relevant or applicable) such additional plans reasonably requested by Landlord related to the Tenant Improvements, including, without limitation, any and all additional plans related to Tenant’s specific use of the Premises, or as may be required by local city ordinance or building code. Notwithstanding the preceding provisions of this paragraph, under no circumstances whatsoever shall (i) any combustible materials be utilized above finished ceiling or in any concealed space, (ii) any structural load, temporary or permanent, be placed or exerted on any part of the Building without the prior written approval of Landlord, or (iii) any holes be cut or drilled in any part of the roof or other portion of the Building shell without the prior written approval of Landlord. In the event that Tenant proposes any changes to the Final Plans (or any portion thereof) after the same have been approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not, in Landlord’s reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance of the Premises. As soon as the Final Plans (or a portion thereof sufficient to permit commencement of construction or installation of the Tenant Improvements, if Tenant elects to proceed with a “fast track” construction) are mutually agreed upon, Tenant shall use diligent efforts to obtain all required permits, authorizations, and licenses from appropriate governmental authorities for construction of the Tenant Improvements (or such portion thereof, as applicable). Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Premises.

Exhibit A - 2

(d) Bids. As soon as practicable following the approval of the Final Plans, Tenant shall (i) obtain a written non-binding itemized estimate of the costs of all Tenant Improvements shown in the Final Plans as prepared by the General Contractor (“Bid”), and (ii) if required by applicable law, codes or ordinances, submit the Final Plans to the appropriate governmental agency for the issuance of a building permit or other required governmental approvals prerequisite to commencement of construction of such Tenant Improvements (“Permits”). Tenant acknowledges that any cost estimates are prepared by the General Contractor and Landlord shall not be liable to Tenant for any inaccuracy in any such estimate. Tenant’s construction contract with the General Contractor shall (i) obligate the General Contractor to comply with all rules and regulations of Landlord relating to construction activities in the Building, (ii) name Landlord as an additional indemnitee under the provisions of the contract whereby the General Contractor holds Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the performance of such work, (iii) name Landlord as a beneficiary of (and a party entitled to enforce) all of the warranties of the General Contractor with respect to the work performed thereunder and the obligation of the General Contractor to replace defective materials and correct defective workmanship for a period of not less than one (l) year following substantial completion of the work under such contract, and (iv) evidence the agreement of the General Contractor that the provisions of the Lease shall control over the provisions of the contract with respect to distribution or use of insurance proceeds, in the event of a casualty during construction.

(e) Roof Penetrations. Tenant acknowledges and understands that all roof penetrations involved in the construction of the Tenant Improvements must be performed by the Landlord’s Building roofing contractor. All costs, fees and expenses incurred with such contractor in performing such work shall be a cost of the Tenant Improvements, payable in accordance with the provisions of this Exhibit A. Tenant or the General Contractor shall be responsible for all water, gas, electricity, sewer or other utilities used or consumed at the Premises during the construction of the Tenant Improvements.

Exhibit A - 3

(f) Insurance. Tenant specifically agrees to carry, or cause the General Contractor to carry, during all such times as the Tenant’s work is being performed, (a) builder’s risk completed value insurance on the Tenant Improvements, in an amount not less than the full replacement cost of the Tenant Improvements, (b) a policy of insurance covering commercial general liability, in an amount not less than One Million Dollars ($1,000,000.00), combined single limit for bodily injury and property damage per occurrence (and combined single limit coverage of $2,000,000.00 in the aggregate), and automobile liability coverage (including owned, non-owned and hired vehicles) in an amount not less than One Million Dollars ($1,000,000.00) combined single limit (each person, each accident), and endorsed to show Landlord as an additional insured, and (c) workers’ compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the General Contractor may have against Landlord. Notwithstanding anything herein to the contrary, Tenant shall not commence construction of the Tenant Improvements until Landlord has issued to Tenant a written authorization to proceed with construction after Tenant has delivered to Landlord’s construction representative (i) certificates of the insurance policies described above, (ii) copies of all permits required for construction of the Tenant Improvements and a copy of the permitted Final Plans as approved by the appropriate governmental agency, and (iii) a copy of each signed construction contract for the Tenant Improvements (a copy of each subsequently signed contract shall be forwarded to Landlord’s construction representative without request or demand, promptly after execution thereof and prior to the performance of any work thereunder). All of the construction work shall be the responsibility of and supervised by Tenant.

(g) Construction. Following its receipt of the Bid and Permits, Tenant shall reasonably and promptly commence construction of the Tenant Improvements. Tenant shall diligently pursue completion of construction of the Tenant Improvements and use its commercially reasonable efforts to complete construction of the Tenant Improvements as soon as reasonably practicable. All of Tenant’s construction with respect to the Premises shall be performed in substantial compliance with this Exhibit A and the Final Plans therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), and in a good and workmanlike manner, utilizing only new materials. All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements. All materials utilized in the construction of Tenant’s work must be confined to within the Premises. All trash and construction debris not located wholly within the Premises must be removed each day from the Project at the sole cost and expense of Tenant. Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Exhibit A. If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises or the Project until such time as Landlord is satisfied that the applicable requirements will be observed. Any approval given by Landlord with respect to Tenant’s construction or the Temporary Plans or Final Plans therefor, and/or any monitoring of Tenant’s work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters.

Exhibit A - 4

(h) Landlord’s Construction Allowance. Subject to the terms and provisions of this Work Letter, Landlord shall pay the cost of the Tenant Improvements (“Work”) up to the amount of the Landlord’s Construction Allowance. If the cost of the Work exceeds the Landlord’s Construction Allowance, Tenant shall bear the cost of such excess. Notwithstanding the aforesaid, Tenant may elect, with prior written notice to Landlord on or before November 30, 2014, to apply the amount of $81,390.50 (being two (2) months of abated Monthly Installments of Rent) against the cost of Tenant Improvements in excess of the Landlord Construction Allowance. In such event, the abated amount shall be applied against the Tenant Improvements and Tenant shall pay the Monthly Installments of Rent for January and February of 2015 of the Extension Term. If the cost of the Work is less than such amount, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Work and Landlord’s Construction Allowance. All remaining amounts due to Landlord shall be paid upon the earlier of Substantial Completion of the Tenant Improvements or presentation of a written statement of the sums due, which statement may be an estimate of the cost of any component of the Work. The cost of the permits, working drawings, hard construction costs, mechanical and electrical planning, fees, permits, general contract overhead, and a coordination fee payable to Landlord equal to two percent (2%) of the actual costs of construction and such costs or permits, fees, planning and contractor overhead shall be payable out of the Landlord’s Construction Allowance and shall be included in the cost of the Work. The cost of the Work shall not include any other fees payable to Landlord.

(i) No Liens; Indemnification. Tenant shall have no authority to place any lien upon the Premises, or the Building, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any actual or alleged act or omission of Tenant, or the General Contractor, or any subcontractors or materialmen, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Premises, the Building, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than thirty (30) days after notice to Tenant of the filing thereof, but in any event prior to the foreclosure thereof. With respect to the contract for labor or materials for construction of the Tenant Improvements, Tenant acts as principal and not as the agent of Landlord. Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant. Landlord may post one or more “notices of non-responsibility” for Tenant’s work on the Building. No contractor of Tenant is intended to be a third-party beneficiary with respect to the Landlord’s Construction Allowance, or the agreement of Landlord to make such Landlord’s Construction Allowance available for payment of or reimbursement for the costs of construction of the Tenant Improvements. Subject to Article 12 of the Lease, Tenant agrees to indemnify, defend and hold Landlord, the Premises, the Building and the Project, harmless from all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant’s agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Premises. Any Default by Tenant under this Exhibit A shall constitute a default by Tenant under the Lease for all purposes. Additionally, any approval given by Landlord with respect to the Tenant Improvements or the Final Plans and/or any monitoring of the construction of the Tenant Improvements by Landlord shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any such matters.

Exhibit A - 5

(j) Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing. Any and all costs of reviewing any requested changes shall be included in Landlord’s 2% management fee, but any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. If Landlord approves Tenant’s requested change, addition, or alteration, the Space Planner, at Tenant’s sole cost and expense, shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant.

(k) Substantial Completion. “Substantial Completion” of construction of the Tenant Improvements shall be defined as (i) the date upon which Landlord’s Construction Representative (or other consultant engaged by Landlord) determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans, and (ii) the date upon which a temporary certificate of occupancy (or its equivalent) is issued for the Premises by the appropriate governmental authority. After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of its obligations under the First Amendment.

Exhibit A - 6

EXHIBIT B

SUITE 1300 SERVER ROOM RESTORATION

1.	Drain and cap 6” main condenser loop line at tenant space.

2.	Remove condenser piping from the inside of the data room to the tenant shut-off.

3.	Cap humidifier and condensate drain lines.

4.	Disassemble and remove Liebert units.

5.	Remove all electrical panels, transformers and disconnect switches attached to walls and floors including the installation of junction boxes and safe off main feeds above accessible ceiling.

6.	Remove and dispose of the following:

Voice and Data Wiring

Security System

Fire Suppression System

Water Leak Sensors and Associated Controls

Exhibit B - 1

ADDENDUM ONE

ONE RENEWAL OPTION AT MARKET

ATTACHED TO AND A PART OF THE FIRST AMENDMENT TO OFFICE LEASE

BY AND BETWEEN

KBSII ONE MAIN PLACE, LLC

and

SCHRODINGER, INC.

(a) Provided that as of the time of the giving of the Extension Notice, (i) Tenant has not sublet (other than to an affiliate of Tenant) more than twenty-five percent (25%) of the Premises initially demised under this Lease and any space added to the Premises, and (ii) no default then exists and is continuing beyond notice and any applicable cure period; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “Second Extension Term”) commencing on the day following the expiration of the Extension Term (hereinafter referred to as the “Commencement Date of the Second Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Extension Term.

(b) The Annual Rent payable by Tenant to Landlord during the Second Extension Term shall be at the then prevailing market rate for comparable space in the Building and comparable buildings in the vicinity of the Building, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant and all other relevant factors, including base years. In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least three (3) months prior to the expiration of the Lease, then Tenant’s exercise of this renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

(c) The determination of Annual Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Expenses, Taxes and Insurance and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Expenses, Taxes and Insurance and other items with respect to the Premises during the Second Extension Term.

(d) Except for the Annual Rent as determined above, Tenant’s occupancy of the Premises during the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Extension Term; provided, however, Tenant shall have no further right to any improvement allowances or, except as set forth in Addendum Two, any options to expand, contract, renew or extend the Lease.

Addendum One - 1

(e) If Tenant does not give the Extension Notice within the period set forth in Paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

(f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Second Extension Term. The Premises shall be tendered on the Commencement Date of the Second Extension Term in “as-is” condition.

(g) If the Lease is extended for the Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).

(h) If Tenant exercises its right to extend the term of the Lease for the Second Extension Term pursuant to this Addendum One, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Second Extension Term except as provided in Paragraph (d) above.

Addendum One - 2

ADDENDUM TWO

RIGHT OF FIRST REFUSAL

ATTACHED TO AND A PART OF THE FIRST AMENDMENT TO OFFICE LEASE

BY AND BETWEEN

KBSII ONE MAIN PLACE, LLC

and

SCHRODINGER, INC.

(a) ‘‘Offered Space” shall mean available space on the 12th and/or 14th Floors of the Building.

(b) Provided that as of the date of the giving of the Offer Notice, (x) Tenant has not sublet (other than to an affiliate of Tenant) more than twenty-five percent (25%) of the Premises originally demised under this Lease and any premises added to the Premises, and (y) no default then exists and is continuing beyond any notice and applicable cure period, if at any time during the Lease Term any portion of the Offered Space is vacant and unencumbered by any rights of any third party, and if Landlord intends to enter into a lease (the “Proposed Lease”) for all or a portion of the Offered Space with anyone (a “Proposed Tenant”) other than the tenant then occupying such space (or its affiliates, subtenants or assignees), then Landlord shall first offer to Tenant the right to lease such Offered Space upon all the terms and conditions of the Proposed Lease for the Offered Space. Notwithstanding anything to the contrary in the Lease, the right of first refusal granted to Tenant under this Addendum Two shall be subject and subordinate to (i) the existing rights as of the date hereof of all tenants at the Building under existing leases, and (ii) the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates or assignees), whether pursuant to a renewal or extension option in such lease or otherwise.

(c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “Offer Notice”) which offer shall designate the space being offered and shall specify the terms for such Offered Space which shall be the same as those set forth in the Proposed Lease. Tenant may accept the offer set forth in the Offer Notice only by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum Two with respect to the Offered Space designated in the Offer Notice, or if Tenant timely accepts such offer and fails to execute the Amendment (defined below) within thirty (30) days after the delivery of the Offer Notice, then Landlord shall be under no further obligation with respect to such space by reason of this Addendum Two, except that if the parties are negotiating in good faith, such thirty (30) day period shall be extended as reasonably required. In order to send the Offer Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have agreed upon the Material Economic Terms (as hereinafter defined) for the Proposed Lease, and Tenant must make its decision with respect to the Offered Space as long as it has received a description of such Material Economic Terms.

Addendum Two - 1

(d) Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

(e) If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum Two and Landlord shall be free to lease the Offered Space to the Proposed Tenant, on any terms so long as such terms are not materially less favorable [i.e., such that the net percent value of the Material Economic Terms (defined below) of the modified transaction are not more than ten percent (10%) less than the net present value of the Material Economic Terms set forth in the Offer Notice] to Landlord than those offered to Tenant and Landlord agrees that Tenant’s rights under this Addendum Two with respect to such Offered Space shall be reinstated and Landlord shall provide Tenant with an Offer Notice if, as, and to the extent, required under the terms of this Addendum Two. As used herein, the term “Material Economic Terms” shall mean (i) the base rent, (ii) reimbursement of operating expenses as additional rent and (iii) any tenant improvement allowances.

(f) In the event that Tenant exercises its rights to any Offered Space pursuant to this Addendum Two, then Landlord shall prepare, and Tenant shall execute, an amendment to the Lease which confirms such expansion of the Premises and the other provisions applicable thereto (the “Amendment”).

Addendum Two - 2

SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment to Office Lease (this “Second Amendment”) is made and entered into by and between MADISON-OFC ONE MAIN PLACE OR LLC, a Delaware limited liability company (“Landlord”), and SCHRODINGER, INC., a Delaware corporation (“Tenant”), and will be effective as of the date that Landlord executes this Second Amendment as set forth on the signature page below.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to the Office Lease with a reference date of July 30, 2008 (the “Existing Lease”), as originally entered into by and between LAFP Portland, Inc. (“Original Landlord”), and Tenant, as amended by the First Amendment to Office Lease dated as of October 27, 2014 (the “First Amendment”), by and between KBSII One Main Place, LLC (“Subsequent Landlord”), as successor-in-interest to Original Landlord (the Existing Lease together with the First Amendment, the “Lease”);

WHEREAS, Landlord has succeeded to all the rights and interests of Subsequent Landlord under the Lease;

WHEREAS, pursuant to the Lease, Tenant leases from Landlord Suite 1300 (the “Existing Premises”) on the 13th Floor of the building located at 101 S.W. Main Street, Portland, Oregon 97204 (the “Building”), as more fully set forth in the Lease;

WHEREAS, as of the date of this Second Amendment, the Existing Premises contains approximately 17,348 rentable square feet; and

WHEREAS, Landlord and Tenant desire to (A) expand the Existing Premises by approximately 8,811 rentable square feet located on the 14th Floor of the Building (the “Expansion Premises”), as more particularly shown on the attached Exhibit A, (B) extend the term of the Lease, and (C) make certain other revisions to the Lease, all subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Second Amendment, Landlord and Tenant agree as follows:

1.

Defined Terms. Capitalized terms used but not specifically defined in this Second Amendment have the meanings given to them in the Existing Lease. Capitalized terms used but not specifically defined in any exhibit to this Second Amendment have the meanings given to them in this Second Amendment.

2.

Lease of Premises. Subject to the terms and conditions set forth in this Second Amendment and in the Lease, Landlord hereby leases the Expansion Premises to Tenant, and Tenant hereby leases the Expansion Premises from Landlord. From and after the Expansion Commencement Date, all references in the Lease to the “Premises” will be deemed to refer to the Existing Premises and the Expansion Premises, collectively, and the Premises will be deemed to contain 26,159 rentable square feet. All terms, covenants, and conditions of the Lease applicable to the Existing Premises will apply to the Expansion Premises, except as expressly set forth in this Second Amendment.

3.

Term and Commencement. Unless sooner terminated as provided in this Second Amendment, the term of Tenant’s lease of the Expansion Premises shall commence (the “Expansion Commencement Date”) on the later of (a) the Anticipated Expansion Commencement Date and the earliest to occur of (i) the date that the Tenant Improvements have been Substantially Completed (as such terms are defined in the attached Exhibit B), (ii) the date that the Tenant improvements would have otherwise been Substantially Completed (as reasonably determined by Landlord) but for the occurrence of any Tenant Delays, and (iii) one hundred twenty (120) days after the Expansion Premises is delivered to Tenant with the Landlord’s Work that is described in paragraph (c) of the attached Exhibit B-1 complete. Landlord and Tenant anticipate that the term of the Expansion Premises will commence on February 15, 2019 (the “Anticipated Expansion Commencement Date”), but the Anticipated Expansion Commencement Date will in no event affect the actual Expansion Commencement Date, which will be determined as set forth in this Section 3.

4.

Termination Date. The term of the lease of the Existing Premises is hereby extended through the date that is 90 months after the Expansion Commencement Date, and the term of the lease of the Expansion Premises will be co-terminous with the expiration of the term of the Existing Premises. As an illustration, if the Expansion Commencement Date were the Anticipated Expansion Commencement Date, the Termination Date would be August 15, 2026, and Tenant’s lease of the Existing Premises and the Expansion Premises would expire at midnight on such date.

5.

Early Entry. Tenant and its authorized agents, contractors, subcontractors and employees are hereby granted a license by Landlord, effective upon Landlord’s notice to Tenant of the surrender of the Expansion Premises by the tenant currently leasing such space and continuing until the Expansion Commencement Date, to enter upon the Expansion Premises at Tenant’s sole risk and expense, other than Landlord’s gross negligence or willful misconduct, for purposes of performing the Tenant Improvements and installing telecommunications wiring, fixtures, and equipment; provided, however, that all obligations of Tenant under the Lease, as amended by this Second Amendment except with respect to the payment of rent with respect to the Expansion Premises, shall apply during such early entry, (b) prior to any such entry, Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Article 11 of the Existing Lease as though the Expansion Premises were part of the Premises, (c) prior to such entry, Tenant shall have delivered to Landlord an executed original of this Second Amendment and payment in an amount equal to (i) the Monthly Installment of Rent with respect to the Expansion Premises for the first (1st) month of the term in which such Monthly Installment of Rent is due ($26,433), plus (ii) the cash Security Deposit set forth in Section 10 below ($702,821.10), and (d) Tenant shall not interfere with the completion of the Landlord’s Work (as defined in the attached Exhibit B-1) in any way provided that Tenant shall not be so delaying Landlord if Tenant corrects such underlying delay condition within one (1) business day after notice of same from Landlord. Upon Tenant’s breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon notice to Tenant.

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6.

Delay in Possession. If Landlord cannot deliver exclusive possession of the Expansion Premises to Tenant with all the Landlord’s Work completed on or before the Anticipated Expansion Commencement Date or any other date for any reason, Landlord shall not be subject to any liability therefor, and such failure shall not affect the validity of this Second Amendment, the Lease, or the obligations of Tenant hereunder, but in such case (a) if the date of delivery of exclusive possession of the Expansion Premises with all the Landlord’s Work for the Expansion Premises complete (the “Expansion Delivery Date”) is after the date on which Tenant completes the Tenant Improvements and a certificate of occupancy or other required governmental approval necessary for Tenant to lawfully occupy the Expansion Premises has been issued or would have been issued had such Landlord’s Work been so completed (the “Tenant Completion Date”), the Expansion Abatement Period (as defined in Section 13 below) shall be extended by one day for each day that the Expansion Delivery Date is later than the Tenant Completion Date, and (b) if the date of completion of the Landlord’s Work in the Existing Premises is after the Tenant Completion Date, the Extension Abatement Period (as defined in Section 13 below) shall be extended by one day for each day that the date of completion of the Landlord’ s Work in the Existing Premises is later than the Tenant Completion Date. Tenant understands that, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to deliver possession of the Expansion Premises to Tenant for so long as Tenant fails to deliver to Landlord executed copies of policies of insurance, or certificates thereof, as such insurance is required under Article 11 of the Existing Lease.

7.

Tenant Delays. The Expansion Commencement Date shall not be delayed or postponed due to Tenant Delays, and the lease term for the Expansion Premises, Tenant’s obligations to pay rent, and all of Tenant’s other obligations under this Second Amendment shall commence upon the date that would have been the Expansion Commencement Date but for Tenant Delays provided that no Tenant Delay shall be deemed to occur unless Landlord provides Tenant with notice of such delay and Tenant fails to cure same within one (1) business day after receipt of such notice.

8.

“AS-IS” Condition of Expansion Premises. Except as expressly set forth in the Work Letter attached as Exhibit B and made a part hereof, Tenant shall accept the Expansion Premises from Landlord vacant and free of occupancies and otherwise in its “AS-IS” condition and Tenant acknowledges and agrees that Landlord has no obligation to improve, alter, or remodel the Expansion Premises in any manner whatsoever. The taking of possession or use of the Expansion Premises by Tenant for any purpose (other than for purposes expressly contemplated by Section 5 above) shall conclusively establish that Tenant has inspected the Expansion Premises, accepts them as being in good and sanitary order, condition, and repair, and accepts the Landlord’s Work as complete.

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9.

No Representations. Tenant acknowledges that neither Landlord nor any of Landlord’s agents has made any representation or warranty as to the suitability or fitness of the Expansion Premises for the conduct of Tenant’s business, including without limitation any representation or warranty regarding zoning or other land-use matters, or for any other purpose, and that neither Landlord nor any of Landlord’s agents has agreed to undertake any alteration or addition or construct any tenant improvement to the Expansion Premises except as expressly provided in this Second Amendment.

10.

Security Deposit and Letters of Credit. Landlord currently holds a Security Deposit from Tenant in the amount of $47,178.90 in accordance with the Lease. Upon execution of this Second Amendment, Tenant shall pay to Landlord an additional $702,821.10 for a total Security Deposit of $750,000. Upon Tenant’s successful completion (subject to evidence reasonably satisfactory to Landlord) of a $50 million or more Series E round of equity financing, Tenant shall provide to Landlord a Letter of Credit in the amount of $400,000 (the “First SLOC”). Within five (5) business days after receiving the First SLOC, Landlord shall return to Tenant the entire $750,000 cash Security Deposit. At the commencement of the 37th month following the Expansion Commencement Date, Tenant shall provide to Landlord a Letter of Credit in the amount of $250,000 (the “Second SLOC”). Within five (5) business days after Landlord’s receipt of the Second SLOC, Landlord shall return the First SLOC to Tenant. At the commencement of the 66th month following the Expansion Commencement Date, Tenant shall provide to Landlord a Letter of Credit in the amount of $100,000 (the “Third SLOC”). Within five (5) business days after Landlord’s receipt of the Third SLOC, Landlord shall return the Second SLOC to Tenant. “Letter of Credit” means an irrevocable standby letter of credit (a) in form and substance satisfactory to Landlord, (b) naming Landlord as beneficiary, (c) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (d) issued by an FDIC-insured bank or other financial institution satisfactory to Landlord in its sole discretion, and (e) redeemable by presentation of a sight draft to the issuer at such location and in such manner as acceptable to the issuer.

Each Letter of Credit will be a “Security Deposit” for all purposes of the Lease.

11.

Rent for Expansion Premises. Section 3 of the First Amendment is hereby amended so that the schedule of Annual Rent and Monthly Installments of Rent set forth therein applies only to the Existing Premises.

In addition to the Monthly Installments of Rent applicable to the Existing Premises as set forth in the Lease, the Monthly Base Rent set forth in the following schedule is applicable to the Expansion Premises and will be due and payable by Tenant to Landlord in accordance with the terms of the Lease:

Months	Monthly Base Rent
Expansion Commencement Date through expiration of the Expansion Abatement Period	$26,433.00 per month*
Months 1 through 6 after the Expansion Abatement Period	$26,433.00 per month
Months 7 through 18 after the Expansion Abatement Period	$27,225.99 per month
Months 19 through 30 after the Expansion Abatement Period	$28,042.76 per month
Months 31 through 42 after the Expansion Abatement Period	$28,884.05 per month
Months 43 through 54 after the Expansion Abatement Period	$29,750.57 per month
Months 55 through 66 after the Expansion Abatement Period	$30,643.09 per month
Months 67 through 78 after the Expansion Abatement Period	$31,562.38 per month
Months 79 through 84 after the Expansion Abatement Period	$32,509.25 per month

*	Subject to abatement in accordance with Section 13 below.

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Tenant shall deliver to Landlord concurrently with Tenant’s execution of this Second Amendment the payment of the Monthly Installment of Rent ($26,433) for the first month of the term for the Expansion Premises for which Monthly Rent is payable.

From and after the Expansion Commencement Date, all references in the Lease to the “Monthly Installment of Rent” will be deemed to collectively refer to the Monthly Installment of Rent for the Existing Premises and for the Expansion Premises.

12.

Monthly Rent for Existing Premises During Extension Term. Commencing on January l, 2021, and continuing through the Term of the Lease (as amended by this Second Amendment), Tenant shall pay Annual Rent and Monthly Installments of Rent for the Existing Premises as set forth below:

Months	Monthly Base Rent
January 1, 2021, through March 31,2021	*$52,044.00 per month
April 1, 2021, through December 31, 2021	$52,044.00 per month
January l, 2022, through December 31, 2022	$53,605.32 per month
January l, 2023, through December 31, 2023	$55,213.47 per month
January l, 2024, through December 31, 2024	$56,869.88 per month
January 1, 2025, through December 31, 2025	$58,575.98 per month
January 1, 2026, through August 15, 2026	$60,333.25 per month

*	Subject to abatement in accordance with Section 13 below.

13.

Abatement Periods. Notwithstanding anything to the contrary contained in this Second Amendment and provided that no Event of Default then exists under the Lease, Tenant will not be required to pay any Monthly Installment of Rent with respect to (a) the Expansion Premises for the first six (6) months immediately following the Expansion Commencement Date (the “Expansion Abatement Period”) and (b) the Existing Premises for the first three (3) months of the year 2021 (the “Extension Abatement Period”). During the Expansion Abatement Period and the Extension Abatement Period, Tenant will still be responsible for the payment of all its other monetary obligations under the Lease as amended by this Second Amendment, including all Monthly Installments of Rent not subject to abatement pursuant to this Section 13, as well as all additional rent with respect to the Existing Premises or the Expansion Premises. In the event of an Event of Default by Tenant under the terms of the Lease that results in termination of the Lease, then in addition to all other remedies available to Landlord under the Lease, as part of its damages, Landlord will be entitled to the immediate recovery, as of the day prior to such termination, of the unamortized amount of the Monthly Installments of Rent that were abated pursuant to this Section 13 (as amortized over the scheduled term of the Lease for the Expansion Premises and over the Extension Term for the Existing Premises, as applicable). Further, if Tenant does not receive any portion of the foregoing abatements applicable to the Existing Premises or Expansion Premises by reason of an Event of Default and Tenant subsequently cures such Event of Default without the Lease being terminated, then Tenant shall upon such cure be entitled to receive the full amount of such abatements.

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14.

Expenses, Taxes, and Insurance Costs. Tenant shall continue to pay Expenses, Taxes, and Insurance Costs for the Existing Premises in accordance with the terms of the Lease; provided, however, that commencing January l, 2021, with respect to the Existing Premises, the Base Year for each of Expenses, Taxes, and Insurance Costs will be the calendar year 2021. Additionally, commencing on the Expansion Commencement Date, Tenant shall also pay Expenses, Taxes, and Insurance Costs for the Expansion Premises. With respect to the Expansion Premises, the Base Year for each of Expenses, Taxes, and Insurance Costs will be the calendar year 2019. Commencing on the Expansion Commencement Date, Tenant’s Proportionate Share of each of Expenses, Taxes, and Insurance Costs with respect only to the Expansion Premises will be 2.656%, and until that time Tenant’s Proportionate Share with respect only to the Existing Premises will be 5.232% and from and after the Expansion Commencement Date, Tenant’s obligations with respect to the payment of increases in Expenses, Taxes and Insurance Costs shall be determined separately under the Lease.

15.	Hazardous Materials. Section 1.2 of the Existing Lease is hereby amended and restated in its entirety to read as follows:

“1.2 Throughout the Term, Tenant, at Tenant’s sole cost and expense, shall comply with and shall not use, and shall cause its agents, representatives, consultants, contractors, affiliates, subsidiaries, officers, directors, employees, subtenants, guests, visitors and invitees (collectively, the “Tenant Entities”) to comply with and not use, the Premises, Building property, or any Building common area, or suffer or permit anything to be done in or about the same by such Tenant Entities, which will in any way conflict with (i) any applicable federal, state or local law, regulation or ordinance pertaining to air quality or water quality, Hazardous Materials (as defined below), waste disposal, air emissions or other environmental or health and safety matters, which impose any duty upon Landlord or Tenant directly with respect to this Premises or with respect to the use or occupation of the Premises or any portion thereof; and (ii) any covenant, condition, easement or restriction now or hereafter affecting or encumbering the Building or any portion thereof, regardless of when it becomes effective; provided that none of same shall restrict Tenant from using the Premises for general office use or require the payment of any sum of money by Tenant. Tenant shall not commit any waste of any part of the Building, or any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of the Building or any occupant of nearby property. Tenant shall not place or permit to be placed any load upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or that might damage any part of the Building, or place or permit to be placed any harmful liquid in the drainage systems, and Tenant shall not dump or store, or permit to be placed or stored, any inventory, waste material, refuse or other material or allow any such material to remain outside the Building proper, except in designated enclosed trash areas. Tenant shall not conduct or permit any auction, sheriff’s sale or other like activity in any part of the Building.

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“Tenant, at its sole cost and expense, shall comply and shall cause all Tenant Entities to comply with all laws, ordinances, regulations, and standards regulating or controlling hazardous wastes or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Material Transportation Act, 49 U.S.C. 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.; the Carpenter-Presley-Tanner Hazardous Substance Account Act, Health and Safety Code Section 25300, et seq.; the Underground Storage of Hazardous Substance Act, Health and Safety Section 25280, et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986 (Health and Safety Code Section 25249.5, et seq.); and the Hazardous Waste Control Law, Health and Safety Code Section 25100, et seq. (collectively, the “Environmental Laws”) with respect to the Premises. Tenant hereby indemnifies and at all times shall indemnify and hold harmless the Landlord, the Landlord Entities and any successor to the Landlord’s interest in the chain of title to the Building, and their respective Landlord Entities and agents from and against any and all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages, directly or indirectly arising out of the existence, use, generation, manufacture, storage, transportation, release, threatened release, or disposal of Hazardous Materials (defined below) in, on, or under the Building or in the groundwater under the Building, or the migration or transportation of Hazardous Materials to or from the Building or the groundwater underlying the Building, to the extent caused by or exacerbated by Tenant or any Tenant Entities. This indemnity extends to the costs incurred by Landlord or its successors to reasonably repair, clean up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws, provided that Landlord gives Tenant not less than thirty (30) days advance written notice of its intention to incur such costs. Tenant’s obligations pursuant to the foregoing indemnification and hold harmless agreement shall survive the expiration or sooner termination of this Lease. The Tenant Entities shall not use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about any part of the Building unless Tenant shall have received Landlord’s prior written consent therefor, which Landlord may withhold or revoke at any time in its reasonable discretion, and shall not cause or permit the release or disposal of Hazardous Materials from any part of the Building except in compliance with applicable Environmental Laws. Tenant shall not permit any Tenant Entities, to use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about any part of the Building or transport Hazardous Materials from any part of the Building unless Tenant shall have received Landlord’s prior written consent therefor, which Landlord may withhold or revoke at any time in its reasonable discretion and shall not cause or permit the release or disposal of Hazardous Materials. Tenant shall promptly deliver written notice to Landlord if it obtains knowledge sufficient to infer that Hazardous Materials are located on or in any part of the Building that are not in compliance with applicable Environmental Laws or if any third party, including, without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on or in any part of the Building or is being or has been released from the same. Upon the written request of Landlord, based on reasonably credible evidence of a contamination by Tenant, Tenant, through its professional engineers and at its cost, shall thoroughly investigate suspected Hazardous Materials contamination of any part of the Building. Further, if in fact Tenant actually caused such contamination, Tenant, using duly licensed and insured contractors, shall promptly commence and diligently complete the removal, repair, cleanup, and detoxification of any Hazardous Materials from the Building as may be required by applicable Environmental Laws.

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“Notwithstanding anything to the contrary in this Lease, nothing herein shall prevent Tenant from using materials other than Hazardous Materials on the Premises as would be used in the ordinary course of the Tenant’s business as contemplated by this Lease. Tenant represents and warrants to Landlord that Tenant does not in the course of the Tenant’s current business use Hazardous Materials. If, during the Term, Tenant contemplates utilizing Hazardous Materials (or subleases or assigns this Lease to a subtenant or assignee that utilizes Hazardous Materials), Tenant shall notify Landlord before utilizing Hazardous Materials on the Premises. After receipt of such notice, or if Landlord has a reasonable belief that Tenant is utilizing Hazardous Materials on the Premises, Landlord, at its option, and at Tenant’s expense, may cause an engineer selected by Landlord to review the Tenant’s operations, including materials used, generated, stored, disposed, or manufactured in the Tenant’s business, and the Tenant’s compliance with the terms of this Section 1.2. Tenant shall provide the engineer with such information reasonably requested by the engineer to complete the review. The fees and costs of the engineer shall be paid promptly by Tenant to Landlord upon receipt of written notice of such fees and costs.

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““Hazardous Materials” means any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Building, including, without limitation, the Environmental Laws. “Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any such statute, ordinance, rule, or regulation.”

16.	OFAC. The second paragraph of Article 32 of the Existing Lease is hereby amended and restated in its entirety to read as follows:

“Tenant is and will remain in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”), and in any enabling legislation or other Executive Order in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Tenant represents and warrants that it:

(i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii) has not been determined by competent authority to be subject to the prohibitions contained in the Orders;

(iii) is not and will not become owned or controlled by, nor act for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders; and

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(iv) is not knowingly engaged in, and will not knowingly engage in, any dealing or transaction or be otherwise associated with such persons or entities on the Lists or that has been determined by competent authority to be subject to the prohibitions contained in the Orders.

“Further, Tenant agrees to cooperate with Landlord in providing such additional information and documentation on Tenant’s legal or beneficial ownership, policies or procedures, or sources of funds that Landlord reasonably deems necessary or prudent solely to enable it to comply with Orders or anti-money-laundering laws as now in existence or hereafter amended.

“Any breach or violation of this Article 32 shall, at Landlord’s option, constitute an Event of Default by Tenant under this Lease.”

17.	ERISA. A new Article 41 is hereby added to the Existing Lease to read in its entirety as follows:

“ERISA. Tenant is not, nor is Tenant acting on behalf of, an entity or person that is either a benefit plan investor as defined under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (b) any other entity that holds ERISA “plan assets” as defined under Section 3(42) of ERISA.”

18.

Abatement of Hazardous Materials. Notwithstanding anything to the contrary in the Lease, Tenant shall be responsible for the cost of any abatement of Hazardous Materials (as defined in Section 15 above) to the extent currently existing in the Expansion Premises. Tenant may utilize the TI Allowance Amount (as defined in the attached Exhibit B) to offset any such cost.

19.

Tenant Improvements. The obligations of Landlord and Tenant with respect to the tenant improvements are set forth in the Work Letter attached as Exhibit B. Landlord and Tenant hereby acknowledge that all tenant improvements under this Second Amendment are and shall be the property of Landlord from and after their installation provided that, to the extent Tenant paid for same, Tenant shall be entitled to the income tax benefits with respect to same. Further, Landlord and Tenant hereby acknowledge that (a) Tenant may install its own security system in the Existing Premises and in the Expansion Premises at Tenant’s sole expense, provided that any security system installed by Tenant must be connected to and in compliance with the Building fire-control system and all applicable codes or regulations of any government or regulatory body, and (b) Tenant may install an internal staircase between the Existing Premises and the Expansion Premises, subject to the terms of the Work Letter.

Tenant understands that all contractors and subcontractors retained by Tenant to perform any work or services at the Building shall be signatory to a union collective bargaining agreement. For as long as Tenant leases any space in the Building, Tenant shall comply with, and shall cause any contractor performing work on the Existing Premises, the Expansion Premises, or any other portion of the Building on behalf of Tenant to comply with, the requirement that all contractors and all subcontractors performing any construction work or services (i.e., those who perform carpentry, mechanical, electrical or plumbing work) at the Building be signatory to a union collective bargaining agreement. All personnel of such contractors and subcontractors shall be bound by and signatory to a collective bargaining agreement with a union approved for work at the Building by Landlord. For the avoidance of doubt, the preceding sentences shall apply, without limitation, to all tenant improvements made to the Existing Premises, the Expansion Premises, but shall not be deemed to apply to (i) Tenant’s employees or temporary employees who perform normal business operations of the Tenant, and not construction, or (ii) the installation, maintenance or repair of Tenant’s personal property that is used in the normal operation of Tenant’s business, such as computers, printers, telecom equipment, and security installations or other personal property, and that is not intended to become a fixture upon installation. The provisions of this paragraph shall not apply after the Building is transferred to an owner that does not have the same or similar requirements of tenants for its properties.

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20.

Sharing of Premises. Notwithstanding Article 9 of the Existing Lease, Tenant may, without the consent of Landlord, provide desk space in the Existing Premises or the Expansion Premises to any affiliate of Tenant or any person or entity performing work for or on behalf of Tenant.

21.

Parking. Effective as of the Expansion Commencement Date, the number of parking passes set forth on the Reference Page of the Existing Lease is hereby amended to be 26 parking passes (that is, one parking pass per 1,000 rentable square feet leased by Tenant in the Building). All terms set forth in Article 30 of the Existing Lease will apply to such parking passes. As of the effective date of this Amendment, the monthly rate for each parking pass is $235.

22.

Stairwell Access. Tenant shall have the right to use the stairwells connecting the 13th and 14th Floors of the Building for the purpose of movement between the Existing Premises and the Expansion Premises. Landlord shall provide Tenant with the door codes necessary to use such stairwells for such purpose.

23.	Condition of Building. Notwithstanding anything to the contrary in the Existing Lease, Landlord shall maintain the Building as a Class A office building throughout the term of the Lease.

24.	Time of the Essence. Time is of the essence with respect to the obligations to be performed by the parties under the terms of this Second Amendment.

25.

Modification and Reaffirmation. Landlord and Tenant hereby reaffirm, ratify, confirm, and acknowledge their respective rights and obligations under the Lease (including without limitation those arising by virtue of this Second Amendment) and agree to continue to be bound thereby and perform thereunder. Except as modified by this Second Amendment, the terms of the Lease remain unchanged and in full force and effect. In the event of any conflict between the terms contained in this Second Amendment and in the Lease, the terms of this Second Amendment will supersede and control the obligations and liabilities of the parties. From and after the date of this Second Amendment, the term “Lease” as used in the Lease will mean the Lease as amended by this Second Amendment.

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26.

Brokers. Tenant represents and warrants to Landlord that Tenant has not had any dealing with any real estate broker, agent, or finder in connection with the negotiation of this Second Amendment or the introduction of the parties to the transaction that it contemplates, except for Nathan Sasaki of Apex Real Estate Partners (“Broker”), and that it knows of no other real estate broker, agent, or finder who is or might be entitled to a commission or fee in connection with this Second Amendment. In the event of any additional claim for a broker’s or finder’s fee with respect to this Second Amendment, Tenant shall indemnify, defend, and hold Landlord harmless from and against such claim if it is based on any statement, representation, or agreement made by Tenant. Landlord is responsible for the commissions due to Broker arising out of the execution of this Second Amendment in accordance with the terms of a separate written agreement between Broker and Landlord.

27.	Governing Law. This Second Amendment will be governed by and construed in accordance with the laws of the state of Oregon without regard to conflict-of-law principles.

28.

Counterparts. This Second Amendment may be executed in counterparts, each of which will be effective as an original but which together will constitute the same instrument. Faxed or other electronically transmitted copies will be effective as originals.

[Signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to be effective as of the day and year as set forth above.

LANDLORD:		TENANT:

MADISON-OFC ONE MAIN PLACE OR LLC, a Delaware limited liability company		SCHRODINGER, INC., a Delaware corporation

By:	/s/ Erik Pentland	By:	/s/ Ramy Farid
Name:	Erik Pentland	Name:	Ramy Farid
Title	Director	Title	President & CEO

Date:	December 10, 2018	Date:	December __, 2018

EXHIBIT A

FLOOR PLAN OF EXPANSION PREMISES

This Exhibit A is attached to and made a part of the Second Amendment to Office Lease dated December _____, 2018, by and between MADISON-OFC ONE MAIN PLACE OR LLC, as Landlord, and SCHRODINGER, INC., as Tenant for the 13th Floor and a portion of the 14th Floor of the Building.

A-1

Second Avenue
Salmon Street
Main Street
First Avenue

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EXHIBIT B

WORK LETTER

This Exhibit B is attached to and made a part of the Second Amendment to Office Lease dated December ____ 2018, by and between MADISON-OFC ONE MAIN PLACE OR LLC, as Landlord, and SCHRODINGER, INC., as Tenant, for the 13th Floor and a portion of the 14th Floor of the Building.

1. This Exhibit B sets forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Existing Premises or the Expansion Premises (together, the “Premises”) for Tenant’s use. All improvements described in this Exhibit B, except for the Landlord’s Work set forth on the attached Exhibit B-1, to be constructed in and upon the Premises are collectively called the “Tenant Improvements.” The construction of the Tenant Improvements will be completed at Tenant’s cost and expense (subject to Landlord’s contribution of the TI Allowance Amount, provided that Tenant is not then in default under the Lease after the expiration of applicable notice and cure periods) using at least Building-standard methods, materials, and finishes and as otherwise reasonably determined by Tenant with Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Landlord and Tenant acknowledge that final Plans for the Tenant Improvements have not yet been prepared and therefore it is impossible to determine the exact cost of the Tenant Improvements at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of the Tenant Improvements (inclusive of the cost of preparing Plans and obtaining permits, a construction management fee payable to Landlord equal to four percent (4%) of the total construction costs, and other related costs, but specifically excluding the cost and expense of Tenant’s furniture, fixtures, and equipment, cabling, telecom or low-voltage equipment, security system, moving costs, and Monthly Installments of Rent due and payable under the Lease) shall be limited to $1,177,155 ($45 per rentable square foot of the Existing Premises and the Expansion Premises) (the “TI Allowance Amount”). Tenant acknowledges and agrees that Tenant shall be solely responsible for the cost of Tenant Improvements to the extent that such cost exceeds the TI Allowance Amount. Further, if Tenant does not receive any portion of the TI Allowance Amount by reason of a default and such default is then cured without the Lease being terminated, Tenant shall upon such cure be entitled to receive such unfunded portion of the TI Allowance Amount. Tenant shall enter into a direct contract for the Tenant Improvements with Howard S. Wright Construction Co., as general contractor, and ZGF Architects LLP, as architect, with respect to the Tenant Improvements. In addition, Landlord shall have the right to approve any other contractor or subcontractor used in connection with the construction of the Tenant Improvements which will not be unreasonably withheld or delayed.

2. Tenant shall cause to be prepared the final architectural, electrical, and mechanical construction drawings, plans, and specifications (collectively, the “Plans”) necessary to construct the Tenant Improvements, which Plans shall be mutually and reasonably approved by Landlord and Tenant. Tenant shall be responsible for all elements of the design of the Plans (including without limitation functionality of design, the configuration of the Premises, and the placement of Tenant’s furniture, appliances, and equipment). Tenant shall promptly furnish complete information concerning its requirements to the responsible architect and engineers as and when requested by them. Tenant covenants and agrees to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans on or before the fifteenth business day following mutual execution of this Lease. The word “architect” as used in this Exhibit B includes an interior designer or space planner.

3. Following approval of the Plans, Tenant shall cause the Tenant Improvements to be constructed substantially in accordance with the approved Plans. Tenant shall notify Landlord in writing of Substantial Completion of the Tenant Improvements.

4. Upon Substantial Completion of the Tenant Improvements, Landlord and Tenant will jointly inspect the Tenant Improvements. Based upon the joint inspection, Landlord and Tenant will jointly prepare a formal list of minor construction deficiencies (the “Punch List Items”). Tenant will use commercially reasonable good faith efforts to expeditiously complete the Punch List Items. Once Tenant has completed the Punch List Items to Landlord’s reasonable satisfaction, the Tenant Improvements shall be complete. “Substantial Completion” and “Substantially Completed” mean, with respect to the work under this Exhibit B, that (i) such work has been fully completed except for minor details of construction, mechanical adjustments, or decoration that do not materially interfere with Tenant’s use and enjoyment of the Expansion Premises (items normally referred to as “punch list” items), all as reasonably determined by Landlord and (ii) Landlord has received a certificate of occupancy or temporary certificate of occupancy (or an equivalent approval) for the Premises permitting lawful occupancy of the Expansion Premises (but specifically excluding any permit, license, or other governmental approval required to be obtained in connection with Tenant’s operations in the Expansion Premises).

5. All amounts payable by Tenant under this Exhibit B constitute rent payable pursuant to the Lease, and the failure to timely pay any such amount will constitute a default under the Lease.

6. Tenant shall cooperate with Landlord, its Building manager, and its other agents or representatives during the course of construction of the Tenant Improvements. The parties hereby agree that there will be no abatement of rent and, except for the gross negligence or willful misconduct of Landlord, no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the construction and design of the Tenant Improvements.

7. Tenant may apply any portion of the TI Allowance Amount that exceeds the cost of the Tenant Improvements or that is otherwise remaining after the Expansion Commencement Date to low-voltage cabling or to rent payable under the Lease; provided, however, that the maximum amount of the TI Allowance Amount applicable to rent is $78,477 ($3 per rentable square foot of the Existing Premises and the Expansion Premises).

8. This Exhibit B is not applicable to any additional space added to the Existing Premises or the Expansion Premises at any other time, unless expressly provided in the Lease or any amendment or supplement to the Lease.

9. Reimbursement up to a maximum amount equal to the TI Allowance Amount shall be paid by Landlord to Tenant in installments. Subject to the provisions of this Section 9, Landlord hereby agrees to make periodic payments of portions of the TI Allowance Amount to Tenant as Tenant’s Improvements reach 25 percent, 50 percent, 75 percent, and 100 percent of completion (based on cost), in accordance with the terms and conditions hereinafter set forth (the “Payment Conditions”):

a. Tenant shall submit to Landlord upon 25 percent, 50 percent, 75 percent, and 100 percent completion requisitions (each such requisition being a “Tenant’s Request”) for such periodic payment with respect to the portion(s) of Tenant’s Improvements performed subsequent to the immediately preceding Tenant’s Request together with the following:

1. copies of paid receipted invoices from the contractors and subcontractors who performed the portions of Tenant’s Improvements referred to in such Tenant’s Request, and from the materialmen who supplied the materials referred to in such Tenant’s Request;

2. a certificate from Tenant’s architect that (x) such portion of Tenant’s Improvements has been substantially completed in accordance with the Tenant’s Plans theretofore approved by Landlord; and (y) there are no violations or liens pending as a result of such portion of Tenant’s Improvements; and

3. conditional lien waivers in commercially reasonable form from each contractor, subcontractor and materialman to the extent of the work performed or materials delivered by such parties as provided in such Tenant’s Request (or a recorded bond against any filed lien) and unconditional lien waivers for all work and materials covered by a prior Tenant’s Request;

b. Five percent (5%) of the TI Allowance Amount shall be retained by Landlord and paid to Tenant in accordance with the terms and conditions set forth in subsection 10a below.

Provided the Payment Conditions have been satisfied, within ten (10) business days after Landlord’s receipt of Tenant’s Request together with the accompanying documentation, Landlord shall pay to Tenant the amounts shown on such Tenant’s Request (but not in excess of the TI Allowance Amount), for portions of Tenant’s Improvements reflected thereon, less the retainage Landlord is entitled to retain pursuant to this Section.

10. Subject to satisfaction of the provisions of this Section 10 no later than 18 months after the date that the Expansion Premises is delivered to Tenant with the Landlord’s Work that is described in paragraph (c) of the attached Exhibit B-1 complete, Landlord hereby agrees to pay the unfunded remaining portion of the TI Allowance Amount, in accordance with the terms and conditions hereinafter set forth (the “Final Payment Conditions”):

a. After the completion of 100 percent of the Tenant’s Improvements, including the Punch List Items, Tenant shall submit to Landlord a requisition (the “Final Request”) for such unfunded portion of the TI Allowance Amount, together with the following:

1. copies of paid receipted invoices from the contractors and subcontractors who performed the Tenant’s Improvements, and from the materialmen who supplied the materials referred to in the Final Request (other than those invoices previously submitted to Landlord);

2. a certificate from (x) Tenant’s architect and (y) Tenant’s general contractor or construction manager or an officer of Tenant that (A) all Tenant’s Improvements have been completed in accordance with the Tenant’s Plans theretofore approved by Landlord; (B) there are no violations or liens pending as a result of any of the Tenant’s Improvements; and (C) all Tenant’s Improvements have been paid for in full; and

3. unconditional lien waivers in commercially reasonable form from each contractor, subcontractor and materialman for all work performed and materials delivered (other than those invoices previously submitted to Landlord) (or a recorded bond against any filed lien).

Provided the Final Payment Conditions have been satisfied, within ten (10) business days after Landlord’s receipt of the Final Request together with the accompanying documentation, Landlord shall pay to Tenant the unfunded remaining portion of the TI Allowance Amount.

11. In the event of any dispute regarding payment of the TI Allowance Amount, the parties will submit such dispute to arbitration administered by Arbitration Service of Portland, Inc., in accordance with its rules in effect at the time that the dispute is submitted. The number of arbitrators will be one, and the arbitrator must have at least five years of professional experience in the construction or real estate industry; provided, however, that neither party will seek the appointment of an arbitrator who is regularly employed by that party in any capacity. The location of the arbitration will be Portland, Oregon, and the decision of the arbitrator is enforceable in any court having jurisdiction. If Landlord does not pay any TI Allowance Amount awarded to Tenant through arbitration, Tenant shall have the right to offset such amount against the rent thereafter due under the Lease.

12. Tenant shall provide, or shall cause Tenant’s general contractor to provide, evidence of the following insurance coverages prior to commencing work and upon demand during the course of construction:

a. Workers’ Compensation for statutory limits in compliance with applicable state and federal laws.

b. Commercial general liability with limits not less than $2,000,000 combined single limit per occurrence for bodily injury and property damage, naming Landlord and its Building manager as additional insureds.

Each certificate of insurance must contain a provision confirming that no cancellation or material change in the policies will be effective except upon thirty (30) days’ prior written notice to Landlord.

13. Tenant shall be responsible for assuring its general contractor’s compliance with the construction rules attached hereto as Exhibit B-2. Landlord reserves the right to implement additional rules and regulations that it reasonably deems necessary provided same do not conflict with the other provisions of the Lease.

EXHIBIT B-1

LANDLORD’S WORK

This Exhibit B-1 is attached to and made a part of the Second Amendment to Office Lease dated December _____, 2018, by and between MADISON-OFC ONE MAIN PLACE OR LLC, as Landlord, and SCHRODINGER, INC., as Tenant, for the 13th Floor and a portion of the 14th Floor of the Building.

Landlord shall perform the following work in compliance with all applicable laws at its sole cost and expense:

(a) Before the Expansion Commencement Date, Landlord shall update the bathrooms on the 13th Floor and the 14th Floor of the Building to be consistent with current Building standards for bathrooms.

(b) Before the Expansion Commencement Date, Landlord shall install Building-standard signage identifying Tenant on the exterior of the Building, in the Building lobby directory, in the Building elevator lobby, and at the entrance to the Existing Premises and to the Expansion Premises. At Tenant’s request, Landlord shall also install Building-standard signage on the Building’s exterior signage monument no sooner than May 1, 2019.

(c) Landlord shall construct walls on the 14th Floor of the Building to demise and create the Expansion Premises and a Common Corridor, but such obligation of Landlord will extend only to the erection of wall panels and related supports, separation of any utilities, fireproofing, sprinklers and code compliance work in the Corridor (and otherwise ready for Tenant to make connections from the Expansion Premises to the points of entry) and not to any other electrical wiring, cabling, painting, or other finishes, which Tenant shall be responsible for with respect to the Expansion Premises (and not with respect to any other portion of the 14th Floor of the Building).

(d) Before the Expansion Commencement Date, Landlord shall retrofit or replace at its sole expense the existing HVAC units on the 14th Floor of the Building to be consistent with the HVAC units elsewhere in the Building.

B-1-1

EXHIBIT B-2

CONSTRUCTION RULES

a) The general contractor acknowledges that the Building is or may be in the future certified/rated pursuant to the U.S. EPA’s Energy Star or the U.S. Green Building Council’s rating system.

b) An agent or representative of the general contractor must be present on the site at all times when work is in process.

c) All inspections that must be performed by testing any or all of the life safety system, e.g., alarms, annunciator, voice-activated, strobe lights, etc., must be performed prior to 8:00 a.m. or after 4:30 p.m., and the on-site engineer must be present. At least forty-eight (48) hours’ notice must be provided to the Building manager advising that an inspection has been requested.

d) The use of the freight elevator for deliveries and removals shall be scheduled in advance by the general contractor with the Building manager for the transfer of all construction materials, tools, and trash to and from the construction floor. Passenger elevators shall not be used for these purposes. Large transfers of materials, whether for deliveries or removals, must be done prior to 7:00 a.m. or after 6:00 p.m. No deliveries of any kind or nature shall be brought in through the front door of the Building at any time.

e) The general contractor shall take all necessary precautions to protect all walls, carpets, floors, furniture, fixtures, and equipment outside the work area and shall repair or replace damaged property without cost to Landlord.

f) Sources of water and electricity will be furnished to the general contractor without cost, in reasonable quantities for use in lighting, power tools, drinking water, water for testing, etc. “Reasonable quantities” will be determined on a case-by-case basis but are generally intended to mean quantities comparable to the water and electrical demand Tenant would use while occupying the premises during the term of the lease.

g) Demolition of an area in excess of 100 square feet must be performed before 8:00 am. or after 6:00 p.m. The general contractor shall notify the Building manager’s office at least one (1) full business day prior to commencement of extremely dusty work (sheet-rock cutting, sanding, extensive sweeping, etc.) so arrangements can be made for additional filtering capacity on the affected HVAC equipment. Failure to make such notification will result in the general contractor’s absorbing the costs to return the equipment to its proper condition. All lights must be covered during high-dust construction due to a plenum-return-air system.

h) All painting must be completed outside of normal office hours (after 5:00 p.m. and before 7:00 a.m.) or on weekends. Paints used on site shall be low-VOC and are to be brush-applied only; spray painting is not allowed onsite unless prior approval is obtained from the Building manager.

i) Any and all existing building materials removed and not reused in the construction shall be disposed of by the general contractor as waste or unwanted materials, unless otherwise directed by the Building manager. The general contractor shall at all times keep areas outside the work area free from waste material, rubbish, and debris and shall remove waste materials from the Building on a daily basis. Upon construction completion, the general contractor shall remove

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a)

all debris and thoroughly clean the work area and any common area impacted by the work.

j) The general contractor agrees to provide the Building manager with at least seventy-two (72) hours’ advance notice of all chemicals to be used onsite through written notice and delivery of MSDS sheets.

k) Standard construction hours are 6:30 a.m.—5:00 p.m. The Building manager must be notified at least two (2) full business days in advance of any work that may disrupt normal business operations, e.g., drilling or cutting of the concrete floor slab. The Building manager reserves the right to determine what construction work is considered inappropriate for normal business hours.

l) No abusive language or actions on the part of the workers will be tolerated. It will be the responsibility of the general contractor to enforce this regulation on a day-to-day basis. The general contractor and its subcontractors shall remain in the designated construction area so as not to unnecessarily interrupt other tenants. All workers must wear company identification.

m) The general contractor is to perform a thorough inspection of all common areas to which it requires access prior to construction to document existing Building conditions. Upon completion of work, if necessary, the general contractor shall return these areas to the same condition in which they were originally viewed. Any damage caused by the general contractor shall be corrected at its sole expense.

n) Neither the general contractor’s nor any subcontractor’s signage may be displayed in the Building common areas or on any of the window glass.

o) In case of emergency, the general contractor shall call the police/fire department and/or medical services, followed immediately by a call to the Building manager.

p) At no time will the Building staff accept deliveries on behalf of the general contractor or of any subcontractor.

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EXHIBIT C

RENEWAL OPTION

This Exhibit C is attached to and made a part of the Second Amendment to Office Lease dated December ____, 2018, by and between MADISON-OFC ONE MAIN PLACE OR LLC, as Landlord, and SCHRODINGER, INC., as Tenant, for the 13th Floor and a portion of the 14th Floor of the Building.

Tenant shall, provided that the Lease is in full force and effect and there is no Event of Default existing at the time of the election to exercise the below option or of the commencement of such option term, have one option to renew this Lease for a term of five years, for the portion of the Premises being leased by Tenant as of the date that the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants, and conditions set forth below:

(a) If Tenant elects to exercise the foregoing option, then Tenant shall provide Landlord with written notice no earlier than the date that is twelve (12) months prior to the expiration of the then-current term of the Lease but no later than the date that is nine (9) months prior to the expiration of the then-current term of the Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

(b) The Annual Rent in effect at the expiration of the then-current term of the Lease shall be adjusted to reflect the current fair market rental rate for comparable space in comparable Class A buildings in the Portland Central Business District submarket as of the date that the renewal term is to commence, taking into account the specific provisions of the Lease that will remain constant and all other relevant factors. Landlord shall advise Tenant of the new Annual Rent and Monthly Installments of Rent for the Premises no later than sixty (60) days after receipt of Tenant’s written election of its renewal option contained herein.

(c) Tenant and Landlord will have sixty (60) days from Landlord’s notice of the new Annual Rent (the “Negotiation Period”) to negotiate a mutually agreeable rental rate before the matter is submitted for arbitration.

(i) If Tenant and Landlord are unable to agree on a mutually acceptable rental rate during the thirty (30) days after Landlord’s notice of the new Annual Rent, Tenant shall no later than the forty-fifth (45th) day after Landlord’s notice of the new Annual Rent deliver in writing to Landlord what it believes to be the fair market rental rate for the Premises. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate during the Negotiation Period, then Landlord and Tenant shall each appoint one appraiser who shall by profession be an appraiser holding an MAI certification who shall have been active over the ten (10)-year period ending on the date of such appointment in the leasing of commercial office properties in the vicinity of the Building. The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted fair market rental rate and other proposed terms for the Premises is closer to the actual fair market rental rate for such space as determined by the appraisers, taking into account the requirements of paragraph (b) above and this paragraph (c) regarding the same. Each such appraiser shall be appointed by the last day of the fifth full calendar month before the expiration of the Term.

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(ii) The two appraisers so appointed shall on or before the last day of the third full calendar month before the expiration of the Term agree upon and appoint a third (i)appraiser who shall be qualified under the same criteria set forth above for qualification of the initial two appraisers.

(iii) On or before the last day of the second full calendar month prior to the expiration of the Term, the appraisers shall reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted fair market rental rate, and shall notify Landlord and Tenant thereof. Such decision shall be based upon the factors described in paragraph (b) above.

(iv) The decision of the majority of the three appraisers shall be binding upon Landlord and Tenant.

(v) If either Landlord or Tenant fails to appoint an appraiser within the time period specified in this paragraph (c), the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant.

(vi) If the two appraisers fail to agree upon and appoint a third appraiser, then either Landlord or Tenant may petition a court of competent jurisdiction to appoint such appraiser.

(vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

(viii) If for any reason the determination of the fair market rental rate has not been completed prior to the commencement of the term under the renewal option contained in this exhibit, Tenant shall pay as Monthly Installments of Rent Landlord’s opinion of the fair market rental rate, and if such fair market rental rate is thereafter fixed or readjusted in a different amount by the appraisers or agreement of the parties as provided above, such new fair market rental rate shall take effect retroactively back to the commencement of the term under the renewal option contained in this exhibit. In the event that the fair market rental rate is determined to be higher than Landlord’s opinion of the fair market rental rate, Tenant shall immediately pay to Landlord that sum that is accrued and underpaid as a result of such retroactive application. In the event that the fair market rental rate is determined to be lower than Landlord’s opinion of fair market rental rate, Landlord shall apply the sum that is accrued and overpaid as a result of such retroactive application to the next installment of additional rent due under the Lease.

(d) Landlord and Tenant acknowledge that they intend the renewal option set forth in this exhibit to be “personal” to Tenant, and in no way will an assignee (other than an entity described in Section 9.7 of the Existing Lease) or sublessee have any right to exercise the renewal option.

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EXHIBIT D

EXPANSION OPTION

This Exhibit D is attached to and made a part of the Second Amendment to Office Lease dated December, 2018, by and between MADISON-OFC ONE MAIN PLACE OR LLC, as Landlord, and SCHRODINGER, INC., as Tenant, for the 13th Floor and a portion of the 14th Floor of the Building.

Subject to the existing rights of any other tenant in the Building and the hereby reserved right of Landlord to renew or extend the term of any lease with the tenant that most recently occupied the Future Expansion Space (defined below), and provided that Tenant is not then in default under the terms, covenants and conditions of the Lease beyond any applicable notice and cure period, Tenant shall have a right of first offer on space that becomes vacant during the Term on the 14th Floor of the Building. In the event that such space (the “Future Expansion Space”) becomes available, Landlord shall give written notice to Tenant of the availability of the Future Expansion Space, and Tenant shall have a period of twenty (20) days in which to exercise Tenant’s right to lease the Future Expansion Space by giving written notice thereof to Landlord (“Tenant’s Acceptance Notice”), failing which Landlord may lease the Future Expansion Space to any third party on whatever basis and terms that Landlord desires and Tenant shall have no further rights with respect to the Future Expansion Space. If Tenant exercises an expansion option hereunder, effective as of receipt by Landlord of the Tenant’s Acceptance Notice, Tenant shall be obligated to lease the Future Expansion Space on the terms stated herein, and effective as of the date that Landlord delivers the Future Expansion Space, the Future Expansion Space shall automatically be included within the Premises and be subject to all the terms and conditions of the Lease, except that the Annual Rent and Monthly Installments of Rent for such Future Expansion Space shall be equal to the fair market rent for such Future Expansion Space determined as set forth in Exhibit C of this Second Amendment:

a. Tenant’s Proportionate Share each of Expenses, Taxes, and Insurance Costs shall be calculated, using the total square footage of the Future Expansion Space divided by the total rentable square footage of the Building and a current base year and same shall be calculated separately from increases in Expenses, Taxes, and Insurance Costs for the Existing Premises and Expansion Premises.

b. Unless otherwise agreed to in writing, the Future Expansion Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Future Expansion Space or grant Tenant any improvement allowance thereon.

c. If requested by Landlord, Tenant shall, prior to the beginning of the term for the Future Expansion Space, execute a written amendment to the Lease confirming the inclusion of the Future Expansion Space and the Annual Rent for the Future Expansion Space.

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